UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2014 (June 25, 2014)

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16200 Dallas Parkway, Suite 190, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of Shareholders of T Bancshares, Inc. (the “Company”) held on June 25, 2014, shareholders voted on the following matters:

(1)	To elect eleven nominees to serve as directors for a one year term that will expire at the 2015 annual meeting of the shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stanley Allred	2,630,734	600	793,415
Dan Basso	2,630,234	1,100	793,415
Frankie Basso	2,625,400	5,934	793,415
David Carstens	2,626,900	4,434	793,415
Ron Denheyer	2,626,900	4,434	793,415
Patrick Howard	2,626,900	4,434	793,415
Steven Jones	2,615,084	16,250	793,415
Eric Langford	2,630,734	600	793,415
Charles Mapes	2,625,900	5,434	793,415
Thomas McDougal	2,625,900	5,434	793,415
Gordon Youngblood	2,629,734	1,600	793,415

(2)	To ratify the appointment of JonesBaggett LLP as the independent auditors of the Company for the fiscal year ending December 31, 2014. Final voting results were as follows:

Votes For	3,407,701
Votes Against	1,274
Abstentions	15,774

(3)
Adoption of an Amended and Restated Certificate of Formation for T Bancshares, Inc. to incorporate changes consistent with the Texas Business Organizations Code which replaced the Texas Business Corporation Act, effective January 1, 2010. Final voting results were as follows:

Votes For	2,616,734
Votes Against	500
Abstentions	14,100

Proposals (1) and (2) were approved. Proposal (3), adoption of an Amended and Restated Certificate of Formation required a 66.67% affirmative vote of eligible shareholders and failed to pass as the number of votes in favor of the Proposal represented 65.06% of eligible shareholder votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: June 30, 2014	By:	/s/ Patrick Howard
Patrick Howard
President & Chief Executive Officer